                                                                 EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


US Xchange, LLC
Grand Rapids, Michigan


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Amendment No. 2), of our report dated February 6, 1998, relating to the consolidated financial statements of US Xchange, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Independent Certified Public Accountants" in the Prospectus.

                                              /s/ BDO SEIDMAN, LLP
Grand Rapids, Michigan
November 23, 1998